August 15, 2017

RAVE Restaurant Group, Inc. Announces Equity Rights Offering

$5 million of new funding targeted

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ:RAVE) today announced the commencement of a $5 million registered rights offering for shares of its common stock. Shareholders are being distributed one right for each share of common stock owned on August 1, 2017. Each right entitles the shareholder to purchase 0.3351393 shares of the Company’s common stock at a subscription price of $1.40 per share. The rights offering also includes an over-subscription right entitling shareholders who exercise all of their basic subscription rights to purchase additional shares of the common stock not purchased by other rights holders.

The rights are currently exercisable and will expire if not exercised by 5:00 p.m., Dallas, Texas time, on September 8, 2017. However, the Company may extend the period for exercising the rights for up to 30 days in its sole discretion. To exercise rights, shareholders must submit completed subscription documents before the expiration date. Rights that are not exercised by the expiration date will expire and have no value.

Securities Transfer Corporation has been appointed as subscription agent and escrow agent for the rights offering. Completed subscription documents and payments should be submitted to the subscription agent by mail, hand delivery or overnight courier to:

Securities Transfer Corporation

2901 North Dallas Parkway, Suite 380

Plano, Texas 75093

The subscription agent’s telephone number is (469) 633-0101.

The terms of the rights offering are more fully described in the final prospectus filed with the Securities and Exchange Commission on August 10, 2017, and being distributed to shareholders by the subscription agent. A copy of the final prospectus may also be obtained from the subscription agent at the address or telephone above, or from the Company at 3551 Plano Parkway, The Colony, Texas 75056, Attention: Timothy E. Mullany, telephone number (469) 384-5000.

The Company intends to use the net proceeds of the rights offering to repay indebtedness, fund continued restaurant development activity and provide working capital for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which are being mailed to eligible shareholders. Investors should consider the Company’s objectives and risks carefully before investing.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:

Investor Relations

RAVE Restaurant Group, Inc.

469-384-5000